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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT
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


                                            State of
Subsidiary                                Incorporation
- ----------------------------------------  -------------

Central Bancorporation of Delaware. Inc.    Delaware
Central Bank & Trust                          Texas
TSB Operations Corporation                    Texas
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